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                                                        Exhibit 24.8

                           THE J. M. SMUCKER COMPANY


                           REGISTRATION ON FORM 10-K


                               POWER OF ATTORNEY




         KNOW ALL MEN BY THESE PRESENTS, that BENJAMIN B. TREGOE, JR., director of The J. M. Smucker Company, hereby appoints Timothy P. Smucker, Richard K. Smucker, and Steven J. Ellcessor, and each of them, with full power of substitution, as attorney or attorneys of the undersigned, to execute an Annual Report on Form 10-K for the fiscal year ended April 30, 1994, in a form that The J. M. Smucker Company deems appropriate and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, all pursuant to applicable legal provisions, with full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned director might or could do in person, in furtherance of the foregoing.




                                        /s/ Benjamin B. Tregoe, Jr.
                                        --------------------------------
                                        Director